EXHIBIT 99.2

Know Labs, Inc. Announces Closing of $3.445 Million Public Offering

SEATTLE – August 12, 2024 – Know Labs, Inc. (NYSE American: KNW), a leading developer of non-invasive medical diagnostics technology, today announced the successful closing of its previously announced underwritten public offering of 13,250,000 units at a public offering price of $0.26 per unit, with each unit consisting of one share of its common stock and one warrant to purchase one share of its common stock at an initial exercise price of $0.26, and the partial exercise of the underwriters’ option to purchase 1,987,500 warrants (the "Offering"). The Company raised gross proceeds of $3.445 million less the underwriting discounts and commissions and Offering expenses payable by Know Labs.

The Offering was conducted as part of Know Labs' strategic plan to accelerate the development of its proprietary technology, which includes the KnowU™ wearable non-invasive continuous glucose monitoring device. The capital raised will be instrumental in advancing the Company's ongoing clinical validation studies and product development efforts on the path toward FDA clearance, and in continuing to build a robust intellectual property moat surrounding Know Labs’ technology.

Ron Erickson, CEO and Chairman at Know Labs, stated, "We are pleased with the strong and continued support from our investors and the successful closing of this public offering. The proceeds will provide us with the financial resources necessary to advance our progress in bringing the next generation of blood glucose monitoring devices to the marketplace."

Boustead Securities, LLC and The Benchmark Company, LLC acted as joint book-running managers in the Offering. The securities described above were offered pursuant to a registration statement, as amended (File No. 333‑280273) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 7, 2024. A final prospectus relating to the Offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov or can be obtained from The Benchmark Company, LLC, Attention: Prospectus Department, 150 East 58th Street, 17th Floor, New York, NY 10155, or by email at prospectus@benchmarkcompany.com, or by calling +1 (212)-312-6700, or from Boustead Securities, LLC, via email: offerings@boustead1828.com or by calling +1 (949) 502-4408 or standard mail at Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618.

For more information about Know Labs, visit www.knowlabs.co.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade on the NYSE American Exchange under the stock symbol “KNW.” The Company’s platform technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analytes that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of the technology will be in a product marketed as a non-invasive glucose monitor. The device will provide the user with accessible and affordable real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration clearance prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

For Underwriter Inquiries Contact:

The Benchmark Company, LLC

Michael Jacobs, Head of Equity Capital Markets

Mjacobs@benchmarkcompany.com

Ph. (212) 312-6722

Boustead Securities, LLC

Brinson Lingenfelter, Senior Managing Director

brinson@boustead1828.com

Ph. (949) 502-4408

For Know Labs Media Inquiries Contact:

Matter Health

Abby Mayo

Knowlabs@matternow.com

Ph. (617) 272-0592

Know Labs, Inc. Contact:

Jess English

jess@knowlabs.co

Ph. (646) 912-2024